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                                                                      EXHIBIT 32

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, Lon R. Greenberg, Chief Executive Officer, and I, Anthony J. Mendicino, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the "Company"), hereby certify that:

      (1) The Company's periodic report on Form 10-Q for the period ended June 30, 2003 (the "Form 10-Q") fully complies with the requirements of
            Section 13(a) of the Securities Exchange Act of 1934, as amended;
            and

      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                      * * *


CHIEF EXECUTIVE OFFICER                           CHIEF FINANCIAL OFFICER


/s/ Lon R. Greenberg                              /s/ Anthony J. Mendicino
----------------------                            ------------------------
Lon R. Greenberg                                  Anthony J. Mendicino
Date:   August 14, 2003                           Date:  August 14, 2003


      A signed original of this written statement required by Section 906 has been provided to UGI Corporation and will be retained by UGI Corporation and furnished to the Securities and Exchange Commission or its staff upon request.